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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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        Date of Report (Date of earliest event reported): April 29, 2003

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                          000-21642               35-1617970
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
   of incorporation)                                      Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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


ITEM 5. OTHER EVENTS

     Attached hereto, and incorporated  herein by reference in its entirety,  as
Exhibit 99.1 is a copy of a press release announcing the first quarter earnings for ATA Holdings Corp.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated April 29, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ATA Holdings Corp.

Date: April 29, 2003                    By: /s/ David M. Wing
                                                -------------

                                        Name: David M. Wing
                                        Title: Executive Vice President & CFO

                                  EXHIBIT INDEX

Exhibit No.                Description of the Exhibit

99.1                       Press Release dated April 29, 2003

     ATA Holdings Corp. Reports First Quarter Operating Profit and Net Loss

INDIANAPOLIS, April 29, 2003--ATA Holdings Corp. (NASDAQ: ATAH), parent company of ATA Airlines, Inc., today reported a first quarter operating profit of $1.5 million and a loss to common shareholders of $11.4 million, or $0.97 per share (basic and diluted). This compares with an operating profit of $10.1 million and income available to common shareholders of $1.5 million, or $0.12 per share (diluted) in the first quarter of 2002. ATA ended the 2003 quarter with $160.6 million in unrestricted cash.

"In the first quarter, ATA began to realize the economic benefits of the action plan we developed last year to return our Company to profitability in spite of continued weakness in unit revenues. I am very encouraged by the operating profit, which clearly signals we are moving in the right direction. Our aircraft and crews are being more efficiently utilized and our non-fuel unit operating expenses have been reduced significantly. Plus, we have strengthened our brand recognition as a result of enrolling almost 200,000 passengers in our frequent flyer program. Despite this progress, we are still reporting a net loss today and, as I have said in two previous earnings releases, this is unacceptable. We still have work to do before we can report the financial results that will ensure our future," said George Mikelsons, Chairman, CEO and President.

"The scheduled service revenue environment in the first quarter continued to be very challenging, due to the impact of Operation Iraqi Freedom, the movement of the Easter holiday to the second quarter, and our aggressive capacity growth. Scheduled service revenue per available seat mile (RASM) was down 7.8 percent. Even as our unit revenues fell, fuel prices were rising 41.6 percent--costing the Company an incremental $17.1 million based on price, net of $5.3 million in charter and scheduled service fuel escalation. Mitigating these two issues was our ability to more than double our flying for the military. Our military revenue (excluding fuel reimbursement) was up 109.2 percent as we provided increased airlift for the U.S. Military," said Dave Wing, Executive Vice President and CFO.

"Strong demand for our military product helped us increase fleet-wide utilization by 14.6 percent. Increased utilization of our aircraft and crews, as well as a commitment by our employees to reduce costs in many areas allowed us to reduce our consolidated cost per available seat mile (CASM) by 5.4 percent to
7.04 cents. Based on our cost-control achievements to date, we have set our full-year CASM target to be below seven cents," said Wing.

Total operating revenues for the first quarter of 2003 were $373.6 million, a
13.0 percent increase compared with 2002. Scheduled service revenues increased
17.5 percent to $244.8 million. Total charter service revenues increased 16.0 percent to $112.3 million. Total operating expenses increased 16.1 percent to $372.1 million.

First Quarter Operating Results:
System-wide revenue passenger miles (RPMs) increased 11.2 percent to 3.37 billion, and available seat miles (ASMs) increased 22.7 percent to 5.28 billion compared with 2002. Consolidated RASM was 7.07 cents in the first quarter of 2003, down 7.9 percent compared with 2002.

For ATA's scheduled service, RPMs increased 23.0 percent to 2.68 billion, ASMs increased 27.3 percent to 3.85 billion, and passenger load factor decreased 2.5 points to 69.8 percent compared with 2002. Scheduled service yield declined 4.4 percent to 9.12 cents and RASM decreased 7.8 percent to 6.36 cents.

Summary of Recent Events:

o ATA Holdings Corp. appointed David M. Wing as new Executive Vice President and Chief Financial Officer.

o The Company changed the name of its principal subsidiary to ATA Airlines, Inc.

o ATA Airlines, Inc. announced new daily non-stop service from Chicago-Midway to Pittsburgh beginning June 1 and increased frequencies of flights to New York-LaGuardia from Chicago-Midway and Indianapolis--both beginning May 1.

o ATA launched new service and more frequencies from San Francisco to Cancun, Indianapolis and St. Petersburg/Tampa.

o The Federal Aviation Administration approved ATA Airlines, Inc. as the first commercial airline to operate in Chicago-Midway with lower visibility limits, using advanced aircraft technologies.

o ATA's Anniversary Travel Awards Program reached a milestone of almost 200,000 registered members as of last week. Customer acceptance of ATA's frequent flyer program has exceeded all expectations.

o The Company's new, flexible travel policy allows customers to make changes to previously booked travel itineraries in the event of a "Code Red" alert or military conflict.

ATA Holdings Corp.'s first quarter earnings conference call will be webcast live today at 11:00 a.m. Eastern Standard Time at www.ata.com on ATA's investor relations web page and will remain archived on the website for future reference. The Company also filed an 8-K on today with additional information on the fleet plan and other statistics. To obtain this federal filing, please go to: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000898904.

Now celebrating its 30th year of operation, ATA is the nation's 10th largest passenger carrier based on revenue passenger miles. ATA operates significant scheduled service from Chicago-Midway and Indianapolis to more than 40 business and vacation destinations. To learn more about the Company, visit the website at www.ata.com.

Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements". These statements are based on ATA Holdings Corp.'s management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. More detailed information about those factors is set forth in filings made by ATA Holdings Corp. with the SEC. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share amounts
                                                              Three Months Ended
                                                                    March 31,
                                                            2003             2002
                                                         (Unaudited)     (Unaudited)       Change
Operating revenues:
   Scheduled service                                       $244,768          $208,283        17.5%
   Charter service
      Commercial charter                                     26,112            57,369       -54.5%
      Military charter                                       86,195            39,477       118.3%
   Total charter service                                    112,307            96,846        16.0%
   Other                                                     16,554            25,441       -34.9%
Total operating revenues                                    373,629           330,570        13.0%

Operating expenses:
   Salaries, wages and benefits                              94,278            77,987        20.9%
   Fuel and oil                                              75,092            47,243        58.9%
   Aircraft rentals                                          55,269            39,454        40.1%
   Handling, landing and navigation fees                     30,057            27,680         8.6%
   Depreciation and amortization                             15,193            18,690       -18.7%
   Crew and other employee travel                            14,987            13,870         8.1%
   Aircraft maintenance, materials and repairs               13,479            11,420        18.0%
   Other selling expenses                                    11,757            10,983         7.0%
   Passenger services                                        10,249             9,767         4.9%
   Insurance                                                  7,335             7,735        -5.2%
   Commissions                                                6,026             9,123       -33.9%
   Other                                                     38,387            46,560       -17.6%
Total operating expenses                                    372,109           320,512        16.1%

Operating income                                              1,520            10,058       -84.9%

Other income (expense):
   Interest income                                              806               689        17.0%
   Interest expense                                         (12,682)           (8,238)       53.9%
   Other                                                       (636)              133      -578.2%
Other expense                                               (12,512)           (7,416)       68.7%

Income (loss) before income taxes                           (10,992)            2,642      -516.0%

Income tax expense                                                -               762           nm

Net income (loss)                                           (10,992)            1,880      -684.7%
Preferred stock dividends                                      (375)             (375)          nm
Income (loss) available to common shareholders              (11,367)            1,505      -855.3%

Basic earnings per common share:
  Average shares outstanding                             11,764,753        11,562,357         1.8%
  Net income (loss) per share                                 (0.97)             0.13      -846.2%
Diluted earnings per common share:
  Average shares outstanding                             11,764,753        12,043,058        -2.3%
  Net income (loss) per share                                 (0.97)             0.12      -908.3%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Cents per ASM
                                                             Three Months Ended
                                                                    March 31,
                                                              2003          2002
                                                            (Unaudited)  (Unaudited)    Change
Total operating revenues                                       7.07           7.68       -7.9%

Operating expenses:
   Salaries, wages and benefits                                1.78           1.81       -1.7%
   Fuel and oil                                                1.42           1.10       29.1%
   Aircraft rentals                                            1.05           0.92       14.1%
   Handling, landing and navigation fees                       0.57           0.64      -10.9%
   Depreciation and amortization                               0.29           0.43      -32.6%
   Crew and other employee travel                              0.28           0.32      -12.5%
   Aircraft maintenance, materials and repairs                 0.26           0.26        0.0%
   Other selling expenses                                      0.22           0.26      -15.4%
   Passenger services                                          0.19           0.23      -17.4%
   Insurance                                                   0.14           0.18      -22.2%
   Commissions                                                 0.11           0.21      -47.6%
   Other                                                       0.73           1.08      -32.4%
Total operating expenses                                       7.04           7.44       -5.4%

Operating income                                               0.03           0.24      -87.5%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)                                              March 31,         Dec 31,
                                                                      2003              2002
                                                                  (Unaudited)
Cash and cash equivalents                                            $160,581          $200,160
Total current assets                                                  362,520           393,752
Property and equipment, net                                           262,076           265,627
Other assets                                                          237,786           188,757
Total assets                                                          862,382           848,136
Short-term debt and current maturities of long-term debt               26,572            22,575
Total current liabilities                                             332,651           301,880
Long-term debt, less current maturities                               482,809           486,853
Other liabilities                                                      95,438            96,927
Redeemable preferred stock                                             82,860            82,485
Shareholders' deficit                                                (131,376)         (120,009)
Total liabilities and shareholders' deficit                          $862,382          $848,136

ATA HOLDINGS CORP. AND SUBSIDIARIES
OPERATING STATISTICS
                                                                    Three Months Ended
                                                                         March 31,
Revenue Passenger Miles (RPMs) (000s)                                  2003              2002           Change
System-wide                                                         3,370,698         3,031,674          11.2%
    Scheduled Service - Jet                                         2,638,430         2,154,743          22.4%
    Scheduled Service - Commuter                                       46,051            28,612          60.9%
  Scheduled Service - Total                                         2,684,481         2,183,355          23.0%
  Charter Service                                                     686,217           848,319         -19.1%

Available Seat Miles (ASMs) (000s)
System-wide                                                         5,284,710         4,306,430          22.7%
    Scheduled Service - Jet                                         3,769,925         2,975,917          26.7%
    Scheduled Service - Commuter                                       76,407            44,603          71.3%
  Scheduled Service - Total                                         3,846,332         3,020,520          27.3%
  Charter Service                                                   1,438,378         1,285,910          11.9%

Unit Revenue and Unit Costs
Scheduled Service Revenue per Available Seat Mile (RASM)
 (cents)                                                                 6.36              6.90          -7.8%
Charter Service Revenue per Available Seat Mile (RASM)
 (cents)                                                                 7.81              7.53           3.7%
Scheduled Service Revenue per Revenue Passenger Mile
 (Yield) (cents)                                                         9.12              9.54          -4.4%
Operating Expenses Per ASM (cents)                                       7.04              7.44          -5.4%
Non-fuel Operating Expenses Per ASM (cents)                              5.62              6.34         -11.4%

  Other Statistics
Scheduled Service Passenger Load Factor - Jet                           70.0%             72.4%       -2.4 pts
Scheduled Service Passenger Load Factor - Commuter                      60.3%             64.1%       -3.9 pts
Total Scheduled Service Passenger Load Factor                           69.8%             72.3%       -2.5 pts
System-wide Revenue Passengers Carried                              2,639,812         2,422,015           9.0%
Average Daily Narrow-body Jet Utilization                               10.79             10.05           7.4%
Average Daily Wide-body Jet Utilization                                  7.80              5.80          34.5%
System-wide Average Passenger Trip Length (miles)                       1,277             1,252           2.0%
Average into-plane fuel price per gallon                                $1.09             $0.77          41.6%
Gallons of Fuel Consumed (000s)                                        69,020            60,727          13.7%
Aircraft in fleet - Jet                                                    64                66          -3.0%
Aircraft in fleet - Commuter                                               17                11          54.5%
Full-time Equivalent Employees                                          7,156             6,811           5.1%

Notes: Numbers in operating statistics may not sum due to rounding.
            Sub service numbers now appear under charter statistics.

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